UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008

RELIV’ INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11768	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 537-9715

                Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 .	Entry into a Material Definitive Agreement

On January 2, 2008, the Company entered into Employment Agreements with Robert Scott Montgomery, Executive Vice President and Chief Operating Officer, Ryan A. Montgomery, Executive Vice President-Worldwide Sales, Steven G. Hastings, Senior Vice President-North American Sales, Steven D. Albright, Vice President-Finance and Chief Financial Officer, and Brett M. Hastings, Vice President-Legal. Each Employment Agreement is for a one-year term and is automatically renewable for successive one-year terms unless terminated by either party at the expiration of a term. Each of the Employment Agreements provides for base salary compensation, participation in the Company’s incentive compensation plan and certain other benefits. The Employment Agreements provide for severance payments of six months salary in the event that the Company shall terminate the employment of the executive other than for cause.

Each of the Employment Agreements includes the obligation of the executive (i) to maintain the confidentiality of the Company’s confidential information, (ii) to assign to the Company any and all inventions or developments made or conceived by the executive while employed and (iii) not to engage in solicitation of any distributors of the Company for a period of 24 months after termination of employment.

Copies of each of the Employment Agreements are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1	Robert Scott Montgomery Employment Agreement dated January 2, 2008.

10.2	Ryan A. Montgomery Employment Agreement dated January 2, 2008.

10.3	Steven G. Hastings Employment Agreement dated January 2, 2008.

10.4	Steven D. Albright Employment Agreement dated January 2, 2008.

10.5	Brett M. Hastings Employment Agreement dated January 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Relìv International, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Chesterfield, State of Missouri, on January 4, 2008.

RELIV’ INTERNATIONAL, INC.

By:	/s/ Steven D. Albright
Steven D. Albright Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Robert Scott Montgomery Employment Agreement dated January 2, 2008.

10.2	Ryan A. Montgomery Employment Agreement dated January 2, 2008.

10.3	Steven G. Hastings Employment Agreement dated January 2, 2008.

10.4	Steven D. Albright Employment Agreement dated January 2, 2008.

10.5	Brett M. Hastings Employment Agreement dated January 2, 2008.